Exhibit 10.3.1

AMENDMENT TO
CHANGE IN CONTROL AGREEMENT
(AMENDED AND RESTATED)

THIS AMENDMENT is entered into as of the 1st day of March, 2012, by and between C&F FINANCIAL CORPORATION, a Virginia corporation (the “Company”) and THOMAS F. CHERRY (the “Executive”).

RECITALS

I.           The Company and the Executive previously entered into an Amended and Restated Change in Control Agreement dated as of December 30, 2008 (the “Agreement”); and

II.           The Company and the Executive desire to amend the Agreement.

NOW, THEREFORE, it is hereby agreed as follows:

1.           Section 1(g) of the Agreement is amended to read as follows:

  (g)  “Coverage Period” means the period of time beginning with the Change in Control Date and ending on the earliest to occur of (i) the Executive’s death and (ii) the sixty-first day after the second anniversary of the Change in Control Date.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

C&F FINANCIAL CORPORATION

By:	/s/ Larry G. Dillon
Name:	Larry G. Dillon
Its:	President and Chief Executive Officer

/s/ Thomas F. Cherry
Executive